UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

April 29, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FS Investment Corporation (the “Company”) to be held on Wednesday, June 22, 2011 at 11:00 a.m., Eastern time, at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to elect the directors of the Company and to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Michael C. Forman
Chairman, President,
and Chief Executive Officer

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2011

To the Stockholders of FS Investment Corporation:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), will be held at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, on Wednesday, June 22, 2011 at 11:00 a.m., Eastern time (the “Annual Meeting”), for the following purposes:

1.	To elect nine members of the board of directors of the Company to serve until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

The board of directors has fixed the close of business on April 20, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2010 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Ryan D. Conley
Vice President, Treasurer and Secretary

April 29, 2011

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to provide their vote by telephone or over the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2011

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS Investment Corporation, a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m., Eastern time, on Wednesday, June 22, 2011, at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 29, 2011 and are available on the Company’s website at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to elect each of the director nominees and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Company’s Amended and Restated Bylaws, one third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 20, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments or postponements thereof. As of the Record Date, there were 68,703,657.647 Shares outstanding.

Vote Required

Election of Director Nominees. Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, there should not be any broker non-votes with respect to this proposal.

Householding

The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the requirements of the Securities and Exchange Commission (the “SEC”). If you do not want the Company to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (877) 628-8575 or send mail to FS Investment Corporation, c/o DST Systems, Inc., 1055 Broadway, Ninth Floor, Kansas City, Missouri 64105.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also vote by telephone or over the Internet using the toll-free telephone number or web address printed on your proxy card. Voting by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you may enter your vote on each proposal. You will have an opportunity to review your vote and make any necessary changes before submitting your vote and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 11:00 a.m., Eastern time, on June 22, 2011.

The Company has enclosed a copy of the proxy statement, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2010 (the “Annual Report”). The proxy statement, the proxy card and the Annual Report are also available on the Company’s website at www.fsinvestmentcorp.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefor). The Company has also retained BNY Mellon Investment Servicing (US) Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of the Record Date, the beneficial ownership of the nominees for director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of April 20, 2011. Ownership information for those persons who beneficially own 5% or more of the Company’s Shares is based upon information furnished by the Company’s transfer agent and other information obtained from such persons, if available.

Unless otherwise indicated, the address of each beneficial owner is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

Name and Address of Beneficial Owner:	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Interested Directors:
David J. Adelman	34,062.857	*
Michael C. Forman(3)	121,431.840	*
Michael Heller	12,263.172	*

Independent Directors:
Gregory P. Chandler	—	—
Barry H. Frank(4)	45,690.086	*
Thomas J. Gravina	—	—
Michael J. Hagan	—	—
Jeffrey K. Harrow	—	—
Paul Mendelson	5,713.288	*

Executive Officers:
Ryan D. Conley	2,385.510	*
Salvatore Faia	—	—
William Goebel(5)	—	—
Charles Jacobson(6)	—	—
Gerald F. Stahlecker	—	—

Executive Officers and Directors as a group (14 persons)	221,546.753	*

*	Less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)	Based on a total of 68,703,657.647 Shares issued and outstanding as of April 20, 2011.
(3)	Includes 4,258.425 Shares held in trust; 7,007.687 Shares held by spouse in trust; 1,760.205 shares held for the benefit of minor children in trust; and 6,216.955 Shares held in a 401(k) account.
(4)	Includes 21,470.576 Shares held in an IRA account; 21,417.312 Shares held by spouse in an IRA account; and 2,802.198 Shares held in a joint account with spouse.
(5)	Mr. Goebel was appointed as the Company’s Chief Financial Officer effective as of March 24, 2011.
(6)	Mr. Jacobson served as the Company’s Chief Financial Officer from October 2008 until his resignation, which was effective as of March 24, 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders are being asked to consider the election of the current directors of the Company. Pursuant to the Company’s Amended and Restated Bylaws, the number of directors on the Board may not be fewer than the minimum number required by the Maryland General Corporation Law or greater than twelve, unless otherwise permitted by law. Directors of the Company are elected annually for a term of one year, and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board is currently comprised of nine directors.

Each director named below has been nominated for election by the Board to serve a one-year term until the 2012 annual meeting of stockholders and until his successor is duly elected and qualified. Each director has agreed to serve as a director if elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named below. If any of the director nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about the Board, Director Nominees and Executive Officers

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company or FB Income Advisor, LLC, the Company’s investment adviser (“FB Advisor”). These individuals are referred to as the Company’s independent directors (the “Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board that are not Independent Directors are referred to as interested directors (the “Interested Directors”).

The Board is currently comprised of nine directors, six of whom are Independent Directors. The Board has determined that the following director nominees are Independent Directors: Messrs. Chandler, Frank, Gravina, Hagan, Harrow and Mendelson. Based upon information requested from each director concerning his background, employment and affiliations, the Board has affirmatively determined that none of the Independent Directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Board believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s biographical information, as disclosed below.

The following table sets forth certain information regarding the Independent Director nominees and Interested Director nominees, as well as the executive officers of the Company:

INDEPENDENT DIRECTORS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Gregory P. Chandler Age: 44 Director	Since 2008

Mr. Chandler has been Chief Financial Officer of Emtec, Inc. and President of Emtec Global Services Division since May 2009. Previously, he served as Managing Director, Investment Banking, at Janney Montgomery Scott LLC from 1999 to 2009. Prior to this, he was a consultant at PricewaterhouseCoopers, where he assisted companies in a diverse set of industries in the “Office of the CFO Practice” and worked on strategy engagements and larger scale human resources and accounting enterprise software engagements. From 1995 to 1999, he worked as a Certified Public Accountant at Coopers and Lybrand. In his capacity as an auditor there, he was part of the Investment Company practice where he managed audits of mutual funds, hedge funds and venture capital funds. Mr. Chandler also served as a logistics officer with the United States Army for four years. Mr. Chandler’s degrees include a B.S. in Engineering from the United States Military Academy at West Point and an MBA from Harvard Business School. He is also a Certified Public Accountant. Mr. Chandler also serves on the boards of Emtec, Inc., publicly-traded systems integrator, and The Enterprise Center, a not-for-profit entity.

Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. Additionally, Mr. Chandler has experience managing the audits of mutual funds, hedge funds and venture capital funds.

Emtec, Inc.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Barry H. Frank Age: 72 Director	Since 2008

Mr. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in February 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm of Schnader, Harrison, Segal & Lewis from May 2000 through January 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987, Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation and business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the Board of Directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007. He also served on the Audit Committee of Deb Shops, Inc. from 1989 through 2007 and was Chairman of the Audit Committee from 1989 through 2003.

Mr. Frank has extensive legal knowledge as a practicing attorney. Specifically, this includes his legal experience related to business and corporate taxation and business planning, as well as his service on the board and audit committee of a NASDAQ exchange-listed company. Mr. Frank provides experience the Board has deemed relevant to the duties required to be performed by a director of the Company.

Deb Shops, Inc.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Thomas J. Gravina Age: 49 Director	Since 2009

Mr. Gravina currently serves as Chairman of GPX Enterprises, L.P., a private investment firm, and Chairman of GPX Realty Partners, L.P., a private real estate and investment advisory firm, and has served in such capacity since co-founding both companies in 2005. Mr. Gravina also currently serves as Chairman and Chief Executive Officer of Evolve IP, LLC, a private communications company, which he co-founded in December 2006. Previously, from 2000 to 2005, Mr. Gravina served as President and Chief Executive Officer of ATX Communications, Inc., a publicly-traded communications company. Mr. Gravina also served as Chairman of the Board of Directors of ATX Communications from 2005 to 2006. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly traded CoreComm Limited and Voyager.net, and privately held ATX Telecommunications Services, of which he was Co-Chief Executive Officer and Co-Founder since 1987. Mr. Gravina is a member of the Board of Directors and Chairman of the Audit Committee of the Philadelphia College of Osteopathic Medicine and is a member of several other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

Mr. Gravina has served as a member of various boards for publicly-traded companies, as well as charitable and civic companies. Additionally, his service as Chairman of a private investment firm and a private company that he co-founded have provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

None

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Michael J. Hagan Age: 48 Director	Since 2011

Since December 2009, Mr. Hagan has been the President and Chief Executive Officer of LifeShield Security, Inc., a leading wireless home security company. Prior to his employment by LifeShield, Mr. Hagan served as Chairman and Chief Executive Officer of NutriSystem, Inc. from 2002 to 2008 and as President of NutriSystem from 2006 to 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. and held a number of executive positions at Verticalnet since its founding in 1995, including Chairman of the Board from 2002 to 2005, President and Chief Executive Officer from 2001 to 2002, Executive Vice President and Chief Operating Officer from 2000 to 2001 and Senior Vice President prior to that time. Mr. Hagan currently serves on the board of directors of Internet Capital Group, Inc. and has held such position since June 2007. Mr. Hagan served as a director of NutriSystem from 2002 to 2008 and Verticalnet from 1995 to 2008. Mr. Hagan also served as a member of the Board of Trustees of American Financial Realty Trust from 2003 to 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

American Financial Realty Trust, Internet Capital Group, Inc., NutriSystem, Inc., and Verticalnet Inc.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Jeffrey K. Harrow Age: 54 Director	Since 2010

Mr. Harrow has been Chairman of Sparks Marketing Group, Inc. (“Sparks”) since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as President and CEO of CMPExpress.com from 1999 to 2000. During Mr. Harrow’s tenure, annual revenues grew from $20 million to $60 million and the employee base grew from 30 to 120 associates. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the President, CEO and a Director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. In addition to serving as a board member of Sparks and Ovation Travel Group, Mr. Harrow’s past directorships include Director of Cherry Hill National Bank, Hickory Travel Systems and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration where he received his B.B.A. in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

None

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Paul Mendelson Age: 64 Director	Since 2008

Mr. Mendelson served as the Chief Financial Officer of Lincoln Investment Planning, Inc., a broker-dealer and registered investment adviser, from 1994 until 2011 and currently serves as a Senior Advisor for Business Development for Lincoln Investment. As Chief Financial Officer, Mr. Mendelson was responsible for all financial reporting, controls, planning and regulatory issues. His activities also included acquisitions, consulting with independent branch offices and negotiating contracts, and, as a member of the executive committee, he participated in strategic planning. From 1996 to 1999, Mr. Mendelson also led the technology and operations divisions of Lincoln Investment. Prior to joining Lincoln Investment in 1994, Mr. Mendelson spent 20 years in various positions, including Controller, Chief Financial Officer, Vice President, President and Trustee for a group of commonly-owned privately-held businesses, including manufacturing, retail, service and real estate. Prior to this, Mr. Mendelson spent two years with Arthur Anderson and Company, an international public accounting firm. Mr. Mendelson received a B.S. degree in Accounting from Lehigh University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and holds a Series 27 Securities License.

Mr. Mendelson has extensive experience concerning financial reporting, controls, planning and regulatory issues by virtue of his previous position as Chief Financial Officer of a broker/dealer and registered investment adviser and various other positions he held during the twenty years prior thereto. Additionally, the Board considered as beneficial to the Company his B.S. degree in accounting and his M.B.A.

None

INTERESTED DIRECTORS(3)
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Michael C. Forman Age: 50 Chairman of the Board, President and Chief Executive Officer	Since 2008

Mr. Forman has served as the Company’s President and Chief Executive Officer and as Chairman of the Board since inception and as the Chief Executive Officer of FB Advisor since its inception. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that invests in private equity, senior and mezzanine debt, and real estate, and has served as managing general partner since inception. In 2007, Mr. Forman co-founded the Company’s sponsor and affiliate, Franklin Square Holdings, L.P. (“Franklin Square Holdings”). Prior to co-founding FB Capital Partners, Mr. Forman spent nearly twenty years as an attorney in the Corporate and Securities Department at the Philadelphia-based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute, the University of the Arts, the Vetri Foundation for Children, the Executive Committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including FB Advisor, which serves as investment adviser to the Company. The Board believes Mr. Forman’s experience and his positions as Chief Executive Officer of the Company and FB Advisor make him a significant asset to the Company.

None

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
David J. Adelman Age: 39 Director	Since 2008

Mr. Adelman is the Company’s Vice Chairman and the Vice Chairman of FB Advisor and, together with Mr. Forman, is responsible for developing and implementing the Company’s investment strategy. Mr. Adelman has significant managerial and investment experience and has served as the President and Chief Executive Officer of Philadelphia-based Campus Apartments, Inc. since 1999. Campus Apartments develops, manages, designs, and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as President and Chief Executive Officer of Campus Apartments, Mr. Adelman is the Vice Chair of University City District Board of Directors, the President of the Apartment Association of Greater Philadelphia, board member of Hyperion Bank and the National Multi Family Council (NMHC), member of the Executive Committee of the Urban Land Institute’s Philadelphia Chapter and a member of the Young President’s Organization. Mr. Adelman is also an active private investor and entrepreneur, having co-founded Franklin Square Holdings with Mr. Forman. Mr. Adelman received his B.A. in Political Science from Ohio State University.

Mr. Adelman serves as Vice Chairman of FB Advisor and, together with Mr. Forman, is responsible for implementing the Company’s investment strategy. Additionally, Mr. Adelman has served as the President and Chief Executive Officer of a private company that has assets in excess of $1.5 billion and serves on the board of directors or in leadership roles for various charitable and civic organizations.

None

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Director During the Past Five Years†
Michael Heller Age: 46 Director	Since 2008

Mr. Heller is a shareholder at the law firm of Cozen O’Connor, where he serves as the Chairman of the Firm’s Business Law Department, is a member of its Management Committee and heads the Firm’s Emerging Business and Venture Capital practice group. Mr. Heller is a corporate and securities lawyer whose practice is devoted to representing private equity and venture capital funds, as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the Chairman of the Business Law Department in 2006, Mr. Heller served as Vice-Chairman of the Firm’s Business Law Department from 2002 until 2006. Mr. Heller is a member of the Board of Directors of Cozen O’Connor, Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company, and Fox Chase Cancer Center. Mr. Heller received a B.S. in Accounting, summa cum laude, from Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Mr. Heller has extensive experience in corporate and securities law matters and has represented various private equity and venture capital funds. Further, Mr. Heller serves on the boards of several private companies and civic and charitable organizations.

None

OFFICERS
Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Officer During the Past Five Years†
Ryan D. Conley Age: 29 Vice President, Treasurer and Secretary	Since 2008	Mr. Conley has been the Company’s Vice President and Secretary since inception and has served as Treasurer since March 2010. Mr. Conley also serves as Senior Vice President of FB Advisor and Franklin Square Holdings, where he is responsible for product development, investment management and fund operations. From 2006 to 2008, Mr. Conley served as an analyst at FB Capital Partners, where he was responsible for evaluating, executing and monitoring income-oriented private equity investments. From 2004 to 2006, Mr. Conley was first an associate, and later a senior associate in the Investment Banking Group at Janney Montgomery Scott LLC, where he was responsible for providing valuation analysis, transaction execution and advisory services to companies in the water and energy industries. His investment and advisory experience includes private equity and debt investments, public equity and debt offerings, mergers, acquisitions and other corporate finance assignments totaling more than $2.5 billion in transaction value. Mr. Conley holds a B.A. in Economics from Swarthmore College and holds the CFA Institute’s Chartered Financial Analyst designation.	None
Salvatore Faia Age: 48 Chief Compliance Officer	Since 2008

Mr. Faia has been the Company’s Chief Compliance Officer since inception. Since 2004, Mr. Faia has served as the president of Vigilant Compliance Services, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance Services, he currently serves as Chief Compliance Officer for a number of mutual funds and investment advisers.

From 2002 to 2004, Mr. Faia served as senior legal counsel for PFPC Worldwide, and from 1997 to 2001, he was a partner with Pepper Hamilton LLP. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker-dealers and the investment management industry. In addition to being an experienced attorney with respect to the 1940 Act and the Investment Advisers Act of 1940, he is a Certified Public Accountant and holds various Financial Industry Regulatory Authority Securities Licenses. Mr. Faia is a Member of the Investment Company Institute’s Chief Compliance Officer Committee. Mr. Faia graduated from La Salle University and received his J.D. from the University of Pennsylvania Law School.

EIP Investment Trust

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Officer During the Past Five Years†
William Goebel Age: 36 Chief Financial Officer	Since 2011	Mr. Goebel has served as the Company’s Chief Financial Officer since March 2011. Prior to joining the Company, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker, in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a CFA Charterholder and a Certified Public Accountant.	None

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Public Directorships Held by Officer During the Past Five Years†
Gerald F. Stahlecker Age: 45 Executive Vice President	Since 2010

Mr. Stahlecker has served as the Company’s Executive Vice President since March 2010 and has served as Executive Vice President of FB Advisor and Franklin Square Holdings since January 1, 2010. Mr. Stahlecker was a director of the Company and served as a member of the Audit Committee and as Chairman of the Valuation Committee from the Company’s inception to December 2009 when he resigned as a director in order to join the Company’s affiliates, FB Advisor and Franklin Square Holdings. Mr. Stahlecker is a former founding partner of Radcliffe Capital Management, L.P. (“Radcliffe”), an SEC-registered investment advisory firm which manages the Radcliffe Funds, a family of Cayman Islands-based, master-feeder structured hedge funds, as well as separately managed accounts for an institutional investor base. Radcliffe pursues convertible arbitrage, high-yield debt, special situations and event-driven investment strategies. From its founding in October 2002 until selling his interest in Radcliffe in July 2009, Mr. Stahlecker served as Managing Director and Chief Operating Officer of Radcliffe and was the co-chair of its investment committee. Prior to co-founding Radcliffe and its affiliated entities, from May 1998 through October 2002, Mr. Stahlecker served as an officer and director of Rose Glen Capital Management, L.P. (“Rose Glen”), a predecessor to Radcliffe. Rose Glen managed hedge funds focusing on directly-negotiated, structured debt and equity investments in public companies. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors.

From 1992 to 1998, Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989, Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting boutique in Washington, D.C., where he advised banks and other financial institutions regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an Editor of the Villanova University Environmental Law Journal. Mr. Stahlecker previously served on the Board of Trustees of The Philadelphia School and was a member of its advancement, finance and investment committees.

FS Investment Corporation

†	Includes directorships held in (1) any investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.
(1)	The address for each officer and director is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.
(2)	Directors serve for a term until the next annual meeting of stockholders and until their successors are duly elected and qualified.
(3)

“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Advisor. Mr. Heller is an “interested person” because of a material professional relationship he has with Mr. Forman.

Director Compensation

Prior to raising $2.5 million in gross proceeds from investors who are not affiliated with the Company or FB Advisor (the “minimum offering requirement”), the Company’s directors were not entitled to compensation. Subsequent to meeting the minimum offering requirement in January 2009, the Company’s directors who do not also serve in an executive officer capacity for the Company or FB Advisor became entitled to receive an annual cash retainer of $25,000.

On March 14, 2011, the Board approved, effective as of January 1, 2011, a fee arrangement which applies to those directors who do not also serve in an executive officer capacity for the Company or FB Advisor. These directors are Messrs. Chandler, Frank, Gravina, Hagan, Harrow, Heller and Mendelson. The fee arrangement provides for a sliding scale of annual cash retainer fees, fees for attending Board and committee meetings and annual fees for serving as a committee chairperson, determined based on the Company’s net asset value as of the end of each fiscal quarter. Amounts payable under the arrangement will be determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Board/Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$0	$0	$0
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or FB Advisor. The Company’s directors waived all compensation and reimbursements through June 30, 2009.

The table below sets forth the compensation received by each director from the Company for the fiscal year ended December 31, 2010:

Name of Director	Fees Earned or Paid in Cash(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total(1)
Gregory P. Chandler	$42,000	—	—	—	—	—	$42,000
Barry H. Frank	$42,000	—	—	—	—	—	$42,000
Thomas J. Gravina	$33,000	—	—	—	—	—	$33,000
Michael J. Hagan(2)	—	—	—	—	—	—	—
Jeffrey K. Harrow(3)	$7,250	—	—	—	—	—	$7,250
Paul Mendelson	$32,000	—	—	—	—	—	$32,000
David J. Adelman	—	—	—	—	—	—	—
Michael C. Forman	—	—	—	—	—	—	—
Michael Heller	$33,000	—	—	—	—	—	$33,000

(1)	Directors began receiving compensation on July 1, 2009, except for Messrs. Hagan and Harrow.

(2)	Mr. Hagan was appointed as a director effective April 13, 2011. Consequently, he did not receive any compensation from the Company prior to such date.

(3)	Mr. Harrow was appointed as a director effective September 1, 2010. Consequently, he did not receive any compensation from the Company prior to such date.

The table below shows the dollar range of equity securities of the Company that were beneficially owned by each director as of the Record Date stated as one of the following dollar ranges: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; or over $100,000.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1),(2)
Interested Directors:
Michael C. Forman	Over $100,000
David J. Adelman	Over $100,000
Michael Heller	Over $100,000

Independent Directors:
Gregory P. Chandler	None
Barry H. Frank	Over $100,000
Thomas J. Gravina	None
Michael J. Hagan	None
Jeffrey K. Harrow	None
Paul Mendelson	$50,001-$100,000

(1)	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(2)	The dollar range of equity securities beneficially owned by directors is based on the Company’s current public offering price of $10.75 per share.

Risk Oversight and Board Structure

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; and (5) engaging the services of the Chief Compliance Officer of the Company to test the compliance procedures of the Company and its service providers. Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the Chief Executive Officer and Chairman of the Board. The Board feels that Mr. Forman, as Co-Founder and Chief Executive Officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of the Board. The Company’s charter, as well as regulations governing business development companies generally, requires that a majority of the Board be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The Board does not currently have a lead Independent Director. The Board, after considering various factors, has concluded that its structure is appropriate given the current size and complexity of the Company.

Committees of the Board

The Board has established a standing Audit Committee, a standing Valuation Committee and a standing Nominating and Corporate Governance Committee. The Board met 17 times during the fiscal year ended December 31, 2010, including four regular quarterly meetings. Each director attended at least 75% of the aggregate of all meetings of the Board to which they were invited during the fiscal year ended December 31, 2010, with the exception of Mr. Adelman. The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. Each director attended the Company’s annual meeting held on June 22, 2010, with the exception of Mr. Mendelson.

The Board has established an Audit Committee that operates pursuant to a charter, consisting of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Gravina, each an Independent Director. Mr. Gravina was appointed to serve on the Audit Committee on March 16, 2010. The Board has determined that Mr. Chandler is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held six meetings during the fiscal year ended December 31, 2010. Each member of the Audit Committee who served on such committee during the 2010 calendar year attended over 75% of the meetings held during 2010. The Audit Committee charter is available on the Company’s website at www.fsinvestmentcorp.com.

The Board has established a Valuation Committee consisting of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Chandler, Frank (Chairman), Heller and Mendelson. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on valuation matters. Mr. Chandler was appointed to serve on the Valuation Committee on March 16, 2010. The Valuation Committee held four meetings during the fiscal year ended December 31, 2010.

The Board has established a standing Nominating and Corporate Governance Committee consisting of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Gravina (Chairman), Harrow and Heller. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of nominees to fill vacancies on the Board or a committee thereof, development and recommendation to the Board of a set of corporate governance principles and oversight of the evaluation of the Board and the Company’s management. The Nominating and Corporate Governance Committee does not have a written charter. The Nominating and Corporate Governance Committee was established on January 13, 2011 and, therefore, did not hold any meetings during the fiscal year ended December 31, 2010.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other Board members, each candidate’s ability to devote sufficient time to the affairs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. In addition, while the Board does not have a formal policy on diversity, it will consider issues of diversity, including diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills when filling vacancies on the Board. The director nominees were approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Corporate Secretary of the Company in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

The Board has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company.

Communications Between Stockholders and the Board

The Board welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board or to any particular director to the following address: c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Conduct

The Company has adopted a code of business conduct and ethics which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s code of business conduct and ethics can be accessed via the Company’s website at www.fsinvestmentcorp.com by clicking on “Corporate Governance” at the bottom of the page. The Company intends to disclose any amendments to or waivers of required provisions of the code of business conduct and ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the Company’s investment adviser, FB Advisor, or by individuals who were contracted by FB Advisor to work on behalf of the Company, pursuant to the terms of an investment advisory and administrative services agreement between the Company and FB Advisor. Each of the Company’s executive officers is an employee of FB Advisor or an outside contractor, and the day-to-day investment operations and administration of the Company’s portfolio are managed by FB Advisor. In addition, the Company reimburses FB Advisor for the Company’s allocable portion of expenses incurred by FB Advisor in performing its obligations under the investment advisory and administrative services agreement, including the allocable portion of the cost of the Company’s officers and their respective staffs determined under the investment advisory and administrative services agreement.

Under the terms of the Company’s investment advisory and administrative services agreement with FB Advisor, there was no liability on the part of the Company for the offering or organization costs funded by FB Advisor until the investment advisory and administrative services agreement became effective on January 2, 2009, upon meeting the minimum offering requirement. FB Advisor is entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs described above and any future offering or organization costs funded by FB Advisor or its affiliates have been recovered. The minimum reimbursement to FB Advisor for such fees is $125,000. The Company paid the minimum reimbursement of $125,000 to FB Advisor on January 7, 2009. The Company paid total reimbursements of approximately $1,678,000 to FB Advisor and its affiliates during the year ended December 31, 2010. As of December 31, 2010, the Company has paid total reimbursements of approximately $3,096,000 to FB Advisor and its affiliates since exceeding the minimum offering requirement. As of December 31, 2010, $641,000 is payable to FB Advisor and its affiliates under this arrangement.

The investment advisory and administrative services agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FB Advisor, and FB Advisor shall be held harmless for any loss or liability suffered by the Company, if (i) FB Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) FB Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FB Advisor or an affiliate thereof acting as the Company’s agent, and (iv) the indemnification or agreement to hold FB Advisor harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Certain Relationships and Related Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company has a code of conduct that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of conduct for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee of the Board is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). Prior to the occurrence of a liquidity event, all future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the Independent Directors.

Pursuant to the Company’s investment advisory and administrative services agreement with FB Advisor, the Company pays FB Advisor a base management fee of 2% of average gross assets and an incentive fee of 20% of net investment income, subject to an annualized 8% hurdle, and 20% of net realized gains, if applicable. The Company commenced accruing fees under the agreement on January 2, 2009, upon the commencement of operations. During the year ended December 31, 2010, FB Advisor earned approximately $7,900,000 in base management fees. Management fees are paid on a quarterly basis in arrears. The Company paid approximately $5,039,000 of these fees during the year ended December 31, 2010.

During the year ended December 31, 2010, a capital gains incentive fee of approximately $1,396,000, based on realized gains in the Company’s investment portfolio, became payable to FB Advisor. During the year ended December 31, 2010, the Company paid FB Advisor approximately $173,000 in capital gains incentive fees earned during the year ended December 31, 2009. The Company also reimburses FB Advisor for expenses necessary for its performance of services related to the Company’s administration and operation, provided that such reimbursement will be the lower of FB Advisor’s actual costs or the amount that the Company would be required to pay for comparable services in the same geographic location, and provided further that such costs will be reasonably allocated to the Company on the basis of assets, revenues, time records or other reasonable methods. During the year ended December 31, 2010, the Company incurred administrative services charges of approximately $924,000 attributable to FB Advisor. The Company paid FB Advisor approximately $710,000 for the services incurred under this arrangement during the year ended December 31, 2010.

Franklin Square Holdings funded the Company’s offering costs and other expenses in the amount of $1,125,000 for the year ended December 31, 2010. The Company recorded these costs as a contribution to capital.

Under the terms of the investment advisory and administrative services agreement with FB Advisor, when the Company’s registration statement was declared effective by the SEC and the Company satisfied the minimum offering requirement, FB Advisor became entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs funded by FB Advisor or its affiliates (including Franklin Square Holdings) have been recovered. On January 2, 2009, the Company exceeded the minimum offering requirement. The Company paid total reimbursements of $1,678,000 to FB Advisor and its affiliates during the year ended December 31, 2010. As of December 31, 2010, $641,000 was payable to FB Advisor and its affiliates under this arrangement.

Beginning on February 26, 2009, Franklin Square Holdings agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that, for tax purposes, the Company’s net investment income and net capital gains are equal to or greater than the cumulative distributions paid to its stockholders in each quarter. This arrangement is designed to ensure that no portion of the Company’s distributions will represent a return of capital for its stockholders. Franklin Square Holdings has no obligation to reimburse any portion of the Company’s expenses. The specific amount of expenses reimbursed by Franklin Square Holdings, if any, will be determined at the end of each quarter. During the year ended December 31, 2010, the Company received no reimbursements from Franklin Square Holdings. The Company does not expect that conditions will require Franklin Square Holdings to provide reimbursements in the future. To the extent reimbursements may be needed in the future, there can be no assurance that Franklin Square Holdings will provide any such reimbursements. Franklin Square Holdings is controlled by the Company’s Chief Executive Officer, Michael Forman, and one of the Company’s directors, David Adelman.

Mr. Forman, the Company’s Chief Executive Officer, also serves as Chief Executive Officer of FB Advisor, and Mr. Adelman serves as Vice Chairman of FB Advisor. In addition, Mr. Forman owns a controlling interest in FB Advisor.

The Company relies, in part, on FB Advisor to manage the Company’s day-to-day activities and to implement its investment strategy. FB Advisor and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to the Company. As a result of these activities, FB Advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between the Company and other activities in which they are or may become involved. FB Advisor and its employees will devote only as much of their time to the Company’s business as FB Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FB Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Company and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Company. However, FB Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

The Company relies, in part, on its investment sub-adviser, GSO / Blackstone Debt Funds Management LLC (“GDFM”), to assist in identifying investment opportunities and making investment recommendations to FB Advisor. GDFM, its affiliates and their respective members, partners, officers and employees will devote as much of their time to the Company’s activities as they deem necessary and appropriate. GDFM and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Company and/or may involve substantial time and resources of GDFM. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of GDFM, its affiliates and their officers and employees will not be devoted exclusively to the Company’s business but will be allocated between the Company and the management of the assets of other advisees of GDFM and its affiliates.

Neither FB Advisor, GDFM nor any of their affiliates are prohibited from advising or managing other investment advisory accounts. FB Advisor may determine it appropriate for the Company and one or more other investment accounts managed by FB Advisor, GDFM or any of their respective affiliates to participate in an investment opportunity. To the extent the Company is able to make co-investments with investment accounts managed by FB Advisor, GDFM or their respective affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Company and the other participating accounts. To mitigate these conflicts, FB Advisor will seek to execute such transactions for all of the participating investment accounts, including the Company, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of the Company, the clients for which participation is appropriate and any other factors deemed appropriate.

The dealer manager for the Company’s public offering is FS2 Capital Partners, LLC (“FS2”), which is an affiliate of the Company. During the year ended December 31, 2010, FS2 retained $5,435,000 for selling commissions and dealer manager fees in connection with the sale of the Company’s Shares. FS2 is also an affiliate of FB Advisor. This relationship may create conflicts in connection with FS2’s due diligence obligations under the federal securities laws.

As a business development company, the Company may be limited in its ability to invest in any portfolio company in which any fund or other client managed by FB Advisor, GDFM or any of their respective affiliates has an investment. The Company may also be limited in its ability to co-invest in a portfolio company with any fund or other client managed by FB Advisor, GDFM or one or more of their respective affiliates. The Company currently is seeking an exemptive order to permit the Company to co-invest with certain entities affiliated with GDFM in transactions originated by GSO Capital Partners LP or its affiliates. However, there is no assurance that the Company will obtain such relief. As a result, the Company could be limited in its ability to invest in certain portfolio companies in which any fund or other client managed by FB Advisor, GDFM or any of their respective affiliates is investing or is invested.

The Company’s charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving the Company and the issuance of securities of a surviving entity after the successful completion of such transaction (a “roll-up”) an appraisal of all the Company’s assets will be obtained from a competent independent appraiser which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and will indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser will be for the exclusive benefit of the Company’s stockholders. A summary of such appraisal will be included in a report to the Company’s stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and will be permitted to receive cash in an amount of such stockholder’s pro rata share of the appraised value of the Company’s net assets.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2010, there were no Section 16(a) filing requirements applicable to such persons that were not timely filed.

Required Vote

Each director shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE

DIRECTOR NOMINEES

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP, 2133 Arch Street, Suite 400, Philadelphia, Pennsylvania 19103, has been appointed to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. McGladrey & Pullen, LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2010, 2009, 2008 and 2007. The Company knows of no direct financial or material indirect financial interest of McGladrey & Pullen, LLP in the Company. A representative of McGladrey & Pullen, LLP will be available by telephone to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so.

Audit Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey & Pullen, LLP for professional services performed for the Company’s fiscal years ended December 31, 2010 and December 31, 2009:

Fiscal Year	Audit Fees	Audit-Related Fees[1]	Tax Fees[2]	All Other Fees[3]
2009	$109,044	$26,800	$8,950	$638
2010	$166,477	$65,050	$16,375	—

1	“Audit-Related Fees” are those fees billed to the Company by McGladrey & Pullen, LLP for out-of-pocket expenses relating to audit services provided by McGladrey & Pullen, LLP or fees billed for expenses relating to the review by McGladrey & Pullen, LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

2	“Tax Fees” are those fees billed to the Company by McGladrey & Pullen, LLP in connection with tax consulting services, including primarily the review of the Company’s income tax returns.

3	“All Other Fees” are those fees billed to the Company by McGladrey & Pullen, LLP in connection with permitted non-audit services.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for the Company’s investment adviser and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. All of the audit and non-audit services described above for which McGladrey & Pullen, LLP billed the Company for the fiscal years ended December 31, 2010 and December 31, 2009 were pre-approved by the Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the Company’s financial statements filed with the SEC for the fiscal year ended December 31, 2010. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by McGladrey & Pullen, LLP to management.

The Audit Committee received and reviewed the written disclosures from McGladrey & Pullen, LLP required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence, and has discussed with McGladrey & Pullen, LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to McGladrey & Pullen, LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting McGladrey & Pullen, LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2010 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC. The Audit Committee also recommended the appointment of McGladrey & Pullen, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

Audit Committee Members:
Gregory P. Chandler, Chairman
Barry H. Frank
Thomas J. Gravina

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided a quorum is present, is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF

MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Amended and Restated Bylaws require the Company to hold an annual stockholders’ meeting for the election of directors and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company’s outstanding Shares entitled to vote. Any stockholder that wishes to submit a proposal for consideration at a subsequent stockholders meeting should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to stockholders must comply with Rule 14a-8 under the Exchange Act and must be received by the Company in accordance with the Company’s Amended and Restated Bylaws and any other applicable law, rule, or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of Shares beneficially owned by the nominee, if any; the date such Shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Pursuant to the Company’s Amended and Restated Bylaws, for a director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company’s principal executive office before January 30, 2012 but not before December 31, 2011. The timely submission of a proposal does not guarantee its inclusion.

Any stockholder proposals submitted pursuant to the Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2012 annual meeting of stockholders must be received by the Company on or before December 31, 2011. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, Attention: Corporate Secretary.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER, DEALER MANAGER AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser, dealer manager, and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER	DEALER MANAGER	SUB-ADMINISTRATOR
FB Income Advisor, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	GSO /Blackstone Debt Funds Management LLC 280 Park Avenue New York, NY 10017	FS2 Capital Partners, LLC Cira Centre 2929 Arch Street Suite 675 Philadelphia, PA 19104	BNY Mellon Investment Servicing (US) Inc. 301 Bellevue Parkway Wilmington, DE 19809

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES VOTING INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY TABULATOR	Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.
P.O. BOX 859232
BRAINTREE, MA 02185-9232

    CALL:    To vote by phone call toll-free 1-800-830-3542 and follow the recorded instructions.

LOG-ON:   Vote on the internet at www.2voteproxy.com and follow the on-screen instructions.

     MAIL:    Return the signed proxy card in the enclosed envelope.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2011

The undersigned hereby appoints Michael C. Forman and Ryan D. Conley, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2011 Annual Meeting of Stockholders of FS Investment Corporation, a Maryland corporation (the “Company”), to be held at 11:00 A.M., Eastern time, on Wednesday, June 22, 2011, at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments or postponements thereof (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned. The proxy statement and the accompanying materials are being mailed to stockholders of record described below on or about April 29, 2011 and are available on the Company’s website at www.fsinvestmentcorp.com. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR the proposal to elect each of the director nominees and FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET	Dated

Signature(s) (Title(s), if applicable) (Sign in the Box)
Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

FS003	FS-PXC-06110

Please refer to the Proxy Statement discussion of each matter. IF THE PROXY IS SIGNED, SUBMITTED AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.
As to any other matter, said proxies shall vote in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
Please fill in box(es) as shown using black or blue ink or number 2 pencil. ¢ PLEASE DO NOT USE FINE POINT PENS.
1.	To elect the nominees specified below as Directors:		FOR all nominees listed	WITHHOLD authority to vote for all nominees	FOR all nominees listed EXCEPT
	(01) David J. Adelman	(06) Michael J. Hagan
	(02) Gregory P. Chandler	(07) Jeffrey K. Harrow
	(03) Michael C. Forman	(08) Michael Heller
	(04) Barry H. Frank	(09) Paul Mendelson
	(05) Thomas J. Gravina		☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR all nominees listed EXCEPT” and write the name(s) of the nominee(s) on the line above.)
			FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.		☐	☐	☐

PLEASE SIGN ON REVERSE SIDE	FS-PXC-0611